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                                                             EXHIBIT 23.01

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

eUNIVERSE, INC.
101 North Plains Industrial Road
Wallingford, Connecticut 06492

We consent to the use in this Registration Statement of eUniverse, Inc. on Form 10, Amendment No. 4 of our report dated April 9, 1999, and to the reference to us under the headings "Experts."



Jonathan P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 10, 2000